Exhibit 10.5

CERTIFICATE OF DESIGNATION
OF
SERIES B NON-PARTICIPATING PREFERRED STOCK
OF
SIGNATURE GROUP HOLDINGS, INC.

Signature Group Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (hereinafter called the “Board of Directors”) on [●].

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1.Designation; Number of Shares. The shares of such series shall be classified and designated as Series B Non-Participating Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and the number of shares constituting such series shall be [100,000].  That number may from time to time be increased or decreased (but not below the number of Shares then outstanding) by the Board of Directors in accordance with the Certificate of Incorporation and applicable law.  The Series B Preferred Stock shall be issued in certificated form.

Section 2.Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Applicable Dividend Rate” shall mean, from the Issuance Date until and including the eighteen (18) month anniversary thereof, seven percent (7.00%), after the eighteen (18) month anniversary and through the thirty (30) month anniversary of the Issuance Date, eight percent (8.00%), and after the thirty (30) month anniversary of the Issuance Date, nine percent (9.00%).

“Board of Directors” has the meaning set forth in the Recitals.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York, United States of America, are required to or may be closed.

“Certificate of Designation” means this Certificate of Designation creating the Series B Preferred Stock.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation.

“Change of Control” means the occurrence of a “change of control” or words of similar meaning or effect under those high yield debt securities or, in the event some or all of such high yield debt securities are unable to be issued at the time the consummation of the acquisition pursuant to the Purchase Agreement, borrowings of bridge loans, contemplated by the commitment letter dated as of [●], 2014, by and among the Corporation, Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and Deutsche Bank AG Cayman Islands Branch (the “Secured Notes/Bridge”), or any debt instrument or facility which initially refinances or replaces such Secured Notes/Bridge (or subsequently refinances or replaces such instrument or facility) in whole or in part which permits the holder of any such instrument or facility to require the Corporation or any of its subsidiaries to redeem or repurchase any such instrument or requires the Corporation or any of its subsidiaries to repay such instruments or facility (any such debt instrument or facility, together with the Secured Notes/Bridge, the “Notes”).

“Change of Control Date” mean the date on which a Change of Control is consummated.

“Change of Control Notice” has the meaning set forth in Section 9.2.

“Change of Control Redemption Right” has the meaning set forth in Section 9.1.

“Change of Control Redemption Right Expiration Date” has the meaning set forth in Section 9.2.

“Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

“Corporation” has the meaning set forth in the Preamble.

“Dividend Payment Date” has the meaning set forth in Section 4.1.

“Dividend Period” has the meaning set forth in Section 4.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Issuance Date” means [●], 2014.

“Junior Securities” means, collectively, the Series A Junior Participating Preferred Stock, the Common Stock and any other class of securities hereafter authorized that is specifically designated as junior to the Series B Preferred Stock.

“Liquidation Event” has the meaning set forth in Section 5.1.

“Liquidation Preference” means, with respect to any Share on any given date, the sum of (i) the Liquidation Value and (ii) the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including such date.

“Liquidation Value” means, with respect to any Share on any given date, $1,000.00.

“Parity Securities” means any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Series B Preferred Stock.

“Person” means an individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, trust or other entity or organization of any kind, including a governmental authority.

“Preferred Stock” has the meaning set forth in the Recitals.

“Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of [●], 2014, by and among Aleris Corporation, a Delaware corporation, Aleris International, Inc., a Delaware corporation, Aleris Holding Canada Limited, a corporation organized under the laws of Canada, Aleris Aluminum Netherlands B.V., a limited liability company organized under the laws of the Netherlands, Aleris Deutschland Holding GmbH, a limited liability company organized under the laws of Germany, Dutch Aluminum C.V., a limited partnership organized under the laws of the Netherlands, and Aleris Deutschland Vier GmbH Co KG, a limited partnership organized under the laws of Germany, SGH Acquisition Holdco, Inc., a Delaware corporation, Evergreen Holding Germany GmbH, a limited liability company organized under the laws of Germany, and the Corporation.

“Requisite Holders” has the meaning set forth in Section 8.1.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Senior Securities” means any class of securities hereafter authorized that is specifically designated as senior to the Series B Preferred Stock.

“Series B Election Notice” has the meaning set forth in Section 8.1.

“Series B Redemption” has the meaning set forth in Section 8.1.

“Series B Redemption Date” has the meaning set forth in Section 8.2(b).

“Series B Redemption Notice” has the meaning set forth in Section 8.2.

“Series B Redemption Price” has the meaning set forth in Section 7.1.

“Share” means a share of Series B Preferred Stock.

“Subsidiary” or “subsidiary” means, with respect to any Person:  (a) any other Person of which such Person beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such other Person, (ii) the total combined equity interests of such other Person, or (iii) the capital or profit interests of such other Person; or (b) any other Person of which such Person has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such other Person.

Section 3.Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series B Preferred Stock shall rank (i) pari passu with all Parity Securities, (ii) senior to all Junior Securities and (iii) junior to all Senior Securities.

Section 4.Dividends.

4.1Accrual and Payment of Dividends. From and after the Issuance Date of any Share, cumulative dividends on such Share shall accrue, whether or not declared by the Board of Directors and whether or not there are funds legally available for the payment of dividends, in arrears at a per annum rate equal to the Applicable Dividend Rate on the Liquidation Preference.  The dividends on the Series B Preferred Stock shall accrue from the Issue Date and shall be payable quarterly in arrears within five (5) Business Days following the last day of March, June, September and December of each calendar year (each such date, a “Dividend Payment Date”) to the holders of record of the Series B Preferred Stock on such Dividend Payment Date, except that if any such date is not a Business Day, then such dividend shall be payable on the next Business Day. Subject to Section 4.2, all accrued dividends on any Share shall be paid in cash only when, as and if declared by the Board of Directors out of funds legally available therefor or upon a liquidation or redemption of the Series B Preferred Stock in accordance with the provisions of Section 5, Section 7, Section 8 or Section 9. All accrued and accumulated dividends on the Shares shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities, other than to declare or pay any dividend or distribution payable on the Common Stock in shares of Common Stock.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date and shall end on and include the calendar day preceding the next Dividend Payment date, except that (x) the initial Dividend Period for Series B Preferred Stock issued on the Issuance Date shall commence on and include the date of original issue of the Series B Preferred Stock, (y) the initial Dividend Period for any Series B Preferred Stock issued after the Issuance Date shall commence on and include such date as the Board of Directors shall determine and disclose at the time such additional shares are issued, or if no such determination is made, the date of issuance of such Series B Preferred Stock; and (z) the final Dividend Period with respect to redeemed shares shall end on and include the calendar day preceding the date of redemption. Dividends payable on the Series B Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

If, on any Dividend Payment Date, the Corporation fails to pay dividends in respect of the Shares equal to all dividends on the Shares accrued but unpaid as of such date, the accrued but unpaid dividends on the Shares shall nonetheless accumulate and compound at the Applicable Dividend Rate on such Dividend Payment Date and shall remain accumulated, compounding dividends on such Applicable Dividend Rate, until paid pursuant hereto.

4.2Payments in Kind.  Notwithstanding any other provision of this Section 4, any dividends accruing on the Series B Preferred Stock shall be paid in lieu of cash dividends by the issuance of additional Shares of Series B Preferred Stock (including fractional shares) having an aggregate Liquidation Value at the time of such payment equal to the amount of the dividend to have been paid; provided, however, on any Dividend Payment Date following the twenty-four month (24) month anniversary of the Issuance Date, any such dividend shall be paid in cash.

Section 5.Liquidation.

5.1Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), the holders of Shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Preference of all Shares held by such holder.

5.2Insufficient Assets. If upon any Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series B Preferred Stock the full preferential amount to which they are entitled under Section 5.1 and the holders of any Parity Securities the full preferential amount to which they are entitled under the terms of the relevant instrument governing such Parity Securities, (a) the holders of the Shares and any Parity Securities shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect thereof upon such Liquidation Event if all amounts payable on or with respect to such Shares and Parity Securities were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

Section 6.Voting Rights.

6.1Voting Generally. The holders of Series B Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

6.2Amendment of Series B Preferred Stock; Dividends; Material Acquisitions; Mergers and Consolidations. So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of a majority of the Shares of Series B Preferred Stock at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise:

(i)Any amendment, alteration or repeal, as applicable, of any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock;

(ii)At any time until the second (2nd) anniversary of the Issuance Date, (x) any declaration or payment of cash dividends on any Common Stock or other Junior Stock, (y) any purchase, redemption or other acquisition for consideration of any Common Stock or other Junior Stock, whether directly or indirectly; provided, however, that the Corporation may redeem up to [] shares of Common Stock issued to Chatham Asset Management, LLC and Zell Credit Opportunities Master Fund L.P.  without the consent of holders of the Series B Preferred Stock or (z) if and only if the Corporation is delinquent in the payment of dividends on the Shares, any declaration or payment of cash dividends or purchase, redemption or other acquisition for consideration of any Parity Stock, whether directly or indirectly; provided, further, however, that the consent of the holders of the Series B Preferred Stock shall not be required in connection with any repurchase of any Junior Stock held by any employee or consultant of the Corporation (x) upon any termination of such employee’s or consultant’s employment or consultancy pursuant to any agreement providing for such repurchase or (y) otherwise permitted pursuant to an agreement between the Corporation and an employee or consultant thereof;

(iii)So long as at least the aggregate Liquidation Preference of the issued and outstanding Series B Preferred Stock is in excess of $10,000,000.00, acquire, or cause a Subsidiary of the Corporation to acquire, in any transaction or series of related transactions, the stock or all or substantially all of the assets of another Person, for aggregate consideration (including the direct or indirect assumption of liabilities) valued at more than 5.0% of the total consolidated assets of the Corporation and its Subsidiaries as of the most recent month-end prior to such acquisition as reflected on the consolidated balance sheet of the Corporation prepared in accordance with generally accepted accounting principles consistently applied; or

(iv)Any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) such shares of Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock immediately prior to such consummation, taken as a whole; provided, however, that this clause (iv) shall not apply to the extent a plan of merger, binding share exchange or similar event provides that the holders of Series B Preferred Stock would receive an amount of cash in such merger, share exchange or similar event equal to the Liquidation Preference as of the consummation of such merger, share exchange or similar event.

Section 7.Redemption by the Corporation.

7.1At any time following the Issuance Date, the Corporation may, upon thirty (30) days’ notice, redeem all or any portion of the then outstanding shares of Series B Preferred Stock for cash at a redemption price per Share equal to the Liquidation Preference (the “Series B Redemption Price”); provided, however, that to the extent the Corporation or any Subsidiary thereof is entitled to recover any Damages (as such term is defined in the Purchase Agreement) by causing Aleris Corporation or any of its Subsidiaries or affiliates to forfeit shares of Series B Preferred Stock pursuant to Section 9.08 of the Purchase Agreement, the Corporation may, upon five (5) days’ notice, redeem such portion of the then outstanding shares of Series B Preferred Stock (or fraction thereof) with a Liquidation Preference equal to the amount of such Damages (as such term is defined in the Purchase Agreement) without any payment being made to the holder of Series B Preferred Stock.

7.2In order to exercise its right of redemption, the Corporation shall, not less than thirty (30) days prior to the redemption date (or five (5) days in the event of a redemption related to Section 9.08 of the Purchase Agreement), give to each holder of record of the Series B Preferred Stock, at such holder’s address as it shall appear upon the stock register of the Corporation on such date, notice by first class mail, postage prepaid.  Each such notice of redemption shall be irrevocable and shall specify the date that is the redemption date, the redemption price, the number of Shares to be redeemed, the place or places of payment and that payment will be made upon presentation and, to the extent that such Shares are certificated, surrender of the certificate(s) evidencing the Shares of Series B Preferred Stock to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require).

Section 8.Redemption by the Holders.

8.1At any time following the sixty-sixth (66th) month anniversary of the Issuance Date, the holders of the then outstanding shares of Series B Preferred Stock shall have the right (a “Series B Redemption”), to require the Corporation to redeem all, but not less than all of such holder’s Series B Preferred Stock, out of funds legally available therefor, at the Series B Redemption Price; provided, however, that the Corporation shall not be obligated to redeem any shares of Series B Preferred Stock pursuant to this Section 8.1 unless and until the holders of a majority of the then outstanding shares of Series B Preferred Stock (the “Requisite Holders”) have made such a Redemption Election. Any such Series B Redemption shall occur not more than ninety (90) days following receipt by the Corporation of a written election notice (the “Series B Election Notice”) from the Requisite Holders. Upon receipt of a Series B Election Notice, all holders of Series B Preferred Stock shall be deemed to have elected to have all of their Shares redeemed pursuant to this Section 8 and such election shall bind all holders of Series B Preferred Stock. In exchange for the surrender to the Corporation by the respective holders of Shares of Series B Preferred Stock of their certificate or certificates representing such Shares (to the extent that such Shares are certificated) in accordance with Section 8.4 below, the aggregate Series B Redemption Price for all Shares held by each holder of Shares shall be payable in cash in immediately available funds to the respective holders of the Series B Preferred Stock on the applicable Series B Redemption Date and the Corporation shall contribute all of its assets to the payment of the Series B Redemption Price, and to no other corporate purpose, except to the extent prohibited by applicable Delaware law.

8.2Redemption Notice. As promptly as practicable, but in no event later than twenty (20) days following receipt of a Series B Election Notice from the Requisite Holders, the Corporation shall send written notice (the “Series B Redemption Notice”) of its receipt of a Series B Election Notice to each holder of record of Series B Preferred Stock. Each Series B Redemption Notice shall state:

(a)the number of Shares of Series B Preferred Stock held by the holder that the Corporation shall redeem on the Series B Redemption Date specified in the Series B Redemption Notice;

(b)the date of the closing of the redemption, which pursuant to Section 8.1 shall be no later than ninety (90) days following receipt by the Corporation of the Series B Election Notice (the applicable date, the “Series B Redemption Date”) and the Series B Redemption Price; and

(c)to the extent such Shares are certificated, the manner and place designated for surrender by the holder to the Corporation of his, her or its certificate or certificates representing the Shares of Series B Preferred Stock to be redeemed.

8.3Insufficient Funds; Remedies For Nonpayment.

(a)Insufficient Funds. If on any Series B Redemption Date, the assets of the Corporation legally available are insufficient to pay the full Series B Redemption Price for the total number of Shares elected to be redeemed pursuant to Section 8.1, the Corporation shall (i) redeem out of all such assets legally available therefor on the applicable Series B Redemption Date the maximum possible number of Shares that it can redeem on such date, pro rata among the holders of such Shares to be redeemed in proportion to the aggregate number of Shares elected to be redeemed by each such holder on the applicable Series B Redemption Date and (ii) following the applicable Series B Redemption Date, at any time and from time to time when additional assets of the Corporation become legally available to redeem the remaining Shares, the Corporation shall immediately use such assets to pay the remaining balance of the aggregate applicable Series B Redemption Price.

(b)Remedies For Nonpayment. If on any Series B Redemption Date, all of the Shares elected to be redeemed pursuant to a Series B Election Notice are not redeemed in full by the Corporation by paying the entire Series B Redemption Price, until such Shares are fully redeemed and the aggregate Series B Redemption Price paid in full, (i) all of the unredeemed Shares shall remain outstanding and continue to have the rights, preferences and privileges expressed herein, including the accrual and accumulation of dividends thereon as provided in Section 4, (ii) interest on the portion of the aggregate Series B Redemption Price applicable to the unredeemed Shares shall accrue daily in arrears at a rate equal to the lesser of (x) 4.0% or (y) the prime rate, as published in the Eastern Edition of the Wall Street Journal per annum, compounded quarterly.

8.4Surrender of Certificates. To the extent that such Shares are certificated, on or before the Series B Redemption Date, each holder of Shares of Series B Preferred Stock shall surrender the certificate or certificates representing such Shares to the Corporation, in the manner and place designated in the Series B Redemption Notice, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, in the manner and place designated in the Series B Redemption Notice. To the extent that such Shares are certificated, each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Series B Redemption Price by certified check or wire transfer to the holder of record of such certificate; provided, however, that if less than all the Shares represented by a surrendered certificate are redeemed, then a new stock certificate representing the unredeemed Shares shall be issued in the name of the applicable holder of record of canceled stock certificate.

8.5No Rights Subsequent to Redemption. If on the applicable Series B Redemption Date, the Series B Redemption Price is paid (or tendered for payment) for any of the Shares to be redeemed on such Series B Redemption Date, then on such date all rights of the holder in the Shares so redeemed and paid or tendered, including any rights to dividends on such Shares, shall cease, and such Shares shall no longer be deemed issued and outstanding.

Section 9.Change of Control.

9.1Change of Control Redemption Right.  Notwithstanding anything to the contrary in this Certificate of Designation, upon consummation of a Change of Control, the holders of the then outstanding Shares of Series B Preferred Stock shall have the right (a “Change of Control Redemption Right”) to require the Corporation to redeem each Share held by such holder for cash at a price per Share equal to the Liquidation Preference; provided, however, this Section 9.1 shall not apply, and no holder of any Shares of Series B Preferred Stock shall have a Change of Control Redemption Right, to the extent the Change of Control would result in the holders of Series B Preferred Stock receiving an amount of cash equal to the Liquidation Preference as of the consummation of such Change of Control.

9.2The Corporation shall give each holder of Series B Preferred Stock notice of any Change of Control within ten (10) calendar days of entering into any arrangement or agreement that, if consummated, would constitute a Change of Control. In addition, no later than five (5) calendar days following the Change of Control Date, the Corporation shall give each holder notice of the holder’s right to require the Corporation to repurchase any or all shares of Series B Preferred Stock held by such holder (the “Change of Control Notice”). The Change of Control Notice shall be mailed to each holder of record at such holder’s address as it shall appear upon the stock register of the Corporation on such date, notice by first class mail, postage prepaid and shall state (i) the date by which the Change of Control Redemption Right must be exercised, which date shall be no earlier than thirty (30) calendar days and no later than sixty (60) calendar days after the date of the Change of Control Notice (and, if necessary to cause the repurchase of the Shares not to constitute a default or event of default under the Corporation’s Material Debt Instruments, shall be no earlier than the change of control payment date (or words of similar meaning or effect under the Corporation’s Material Debt Instruments), (the “Change of Control Redemption Right Expiration Date”), (ii) the Liquidation Preference and (iii) a description of the procedures that a holder must follow to exercise the Change of Control Redemption Right.

9.3To exercise the Change of Control Redemption Right, a holder of Series B Preferred Stock shall deliver to the Corporation, on or before the Change of Control Redemption Right Expiration Date, a written notice specifying the number of Shares to be repurchased by the Corporation. Each holder of Series B Preferred Stock shall retain the right to withdraw an election to have such shares repurchased at any time on or prior to the Change of Control Redemption Right Expiration Date, which withdrawal shall be evidenced by delivery to the Secretary of the Corporation and receipt by the Corporation at the Corporation’s principal executive offices of such notice of withdrawal, by hand delivery during regular business hours or by first class mail, postage prepaid, on or prior to the Change of Control Redemption Right Expiration Date. To the extent that (and as) funds are legally available therefor, the Corporation shall repurchase, within ten (10) calendar days following the Change of Control Redemption Right Expiration Date (or, to the extent funds are not legally available on the Change of Control Redemption Right Expiration Date, on the first date that funds become legally available therefor) all Shares with respect to which the Change of Control Redemption Right is exercised.

9.4Notwithstanding anything herein to the contrary, (i) the Corporation shall comply with all requirements under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the Change of Control Redemption Right; (ii) no failure by the Corporation to give the Change of Control Notice and no defect in any Change of Control Notice shall limit any holder’s right to exercise its Change of Control Redemption Right or affect the validity of any proceedings for the repurchase of Shares; and (iii) the Corporation shall not be required to (and may not) repurchase the Shares pursuant to the provisions of this Section 9 to the extent such repurchase constitutes a default or event of default under the Notes or such Change of Control requires the Corporation or any of its subsidiaries to repay or repurchase or offer to repay or repurchase the Notes.

Section 10.Reissuance of Series B Preferred Stock. Any Shares of Series B Preferred Stock redeemed or otherwise acquired by the Corporation or any Subsidiary shall become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 11.Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder’s address at it appears in the stock records of the

Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 10).

Section 12.Transfer Restrictions.

12.1Series B Preferred Stock held by Aleris Corporation or one or more of its Subsidiaries having a Liquidation Preference of $30,000,000.00 shall not be transferrable (other than to one or more subsidiaries of Aleris Corporation) except as expressly permitted by Section 7 hereof, without the consent of the Corporation, at its sole discretion, until eighteen (18) months following the Issuance Date; provided that, to the extent that upon the eighteenth (18th) month anniversary of the Issuance Date, the Corporation shall have pending claims for Damages against the Buyer under the Purchase Agreement, Aleris Corporation and its Subsidiaries shall not be entitled to transfer shares of Series B Preferred Stock having a Liquidation Preference equal to the amount of such pending claims until such claims are resolved.

12.2The certificates, if any, evidencing the Series B Preferred Stock shall, unless otherwise agreed to by the Corporation and the holders of any such certificates, bear a legend substantially to the following effect:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

IN CONNECTION WITH ANY TRANSFER, IF REASONABLY REQUESTED BY THE CORPORATION THE HOLDER SHALL DELIVER TO THE CORPORATION AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE AND SUCH CERTIFICATES AND OTHER INFORMATION AS THE CORPORATION MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THESE SECURITIES ARE SUBJECT TO REDEMPTION BY THE CORPORATION. THE CORPORATION SHALL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE AND OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES OF STOCK OF THE CORPORATION AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

THESE SECURITIES ARE SUBJECT TO FORFEITURE PURSUANT TO SECTION 9.08 OF THE PURCHASE AND SALE AGREEMENT (THE “PURCHASE AGREEMENT”), DATED AS OF OCTOBER [●], 2014, BY AND AMONG ALERIS CORPORATION, ALERIS INTERNATIONAL, INC., ALERIS ALUMINUM NETHERLANDS B.V., ALERIS DEUTSCHLAND HOLDING GMBH, ALERIS HOLDING CANADA LIMITED, DUTCH ALUMINUM C.V., ALERIS DEUTSCHLAND VIER GMBH CO KG, SGH ACQUISITION HOLDCO, INC., EVERGREEN HOLDING COMPANY GERMANY GMBH, AND THE CORPORATION, AS SUCH PURCHASE AGREEMENT MAY BE AMENDED FROM TIME TO TIME.  THE CORPORATION SHALL FURNISH WITHOUT EACH CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE TERMS AND CONDITIONS OF SUCH PURCHASE AGREEMENT”.

12.3The Corporation shall be entitled to refuse to register any attempted transfer of shares of Series B Preferred Stock not in compliance with Section 12.1 or Section 12.2, and any such purported non-compliant transfer shall be null, void and of no effect. As a condition to any registration of transfer, the Corporation may require an opinion of counsel or other evidence reasonably satisfactory to it that such transfer is in compliance with the legend in Section 12.2.

Section 13.Conversion Rights.  The Series B Preferred Stock shall not be convertible into Senior Securities, Junior Securities or any other security, and does not otherwise have any conversion rights.

Section 14.Waiver. The Holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting as one class, may also amend and waive compliance with any provision of this Certificate of Designation.

Section 15.No Preemptive Rights. No share of Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 16.No Sinking Fund. No sinking fund shall be created for the redemption or purchase of shares of the Series B Preferred Stock.

Section 17.Transfer Taxes.  The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any initial issuance or delivery of the Series B Preferred Stock or certificates representing such Shares, if any.  The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Shares in a name other than that in which the Shares were registered, or in respect of any payment to any Person other than a payment to the initial registered holder thereof.

Section 18.Other Rights. The shares of Series B Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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IN WITNESS WHEREOF, Signature Group Holdings, Inc. has caused its corporate seal to be hereunto affixed and this Certificate of Designation to be signed by its[●], this [●] day of [●].

SIGNATURE GROUP HOLDINGS, INC.
By:________________________________ Name: Title: